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                                                                         EX-23.3


The Board of Directors
Rose Hills Company:

We consent to the use of our report included herein and to the reference to our firm under the heading "Summary Historical Financial Information--The Mortuary and the Company" and "Experts" in the prospectus.


                                        /s/ KPMG Peat Marwick LLP
                                        ----------------------------
                                        KPMG Peat Marwick LLP


Orange County, California
August 6, 1997